Exhibit 99.1

FINAL TRANSCRIPT

    Thompson StreetEventssm

    Conference Call Transcript

    SLB—Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

     Event Date/Time: Feb. 22. 2010 / 8:30AM ET

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

CORPORATE PARTICIPANTS

Malcolm Theobald

Schlumberger Ltd.—VP of IR

Andrew Gould

Schlumberger Ltd.—Chairman and CEO

John Yearwood

Smith International, Inc.—CEO

Simon Ayat

Schlumberger Ltd.—CFO

Jean-Francois Poupeau

Schlumberger Ltd.—President, Drilling and Measurements

CONFERENCE CALL PARTICIPANTS

Kurt Hallead

RBC Capital Markets—Analyst

Joe Hill

Pickering Energy Partners—Analyst

Bill Herbert

Simmons & Co.—Analyst

Dan Boyd

Goldman Sachs—Analyst

Geoff Kieburtz

Weeden & Co.—Analyst

Brad Handler

Credit Suisse—Analyst

Alan Laws

BMO Capital Markets—Analyst

Bill Sanchez

Howard Weil—Analyst

Jim Crandell

Barclays Capital—Analyst

Robin Shoemaker

Citigroup—Analyst

Mike Urban

Deutsche Bank—Analyst

Pierre Conner

Capital One—Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Schlumberger conference call. At this time, all lines are in a listen-only mode. Later there will be a question-and-answer session and instructions will be given at that time. (Operator Instructions). As a reminder, today’s call is being recorded.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

AT THIS TIME THEN, I WOULD LIKE TO TURN THE CONFERENCE OVER TO MR. MALCOLM THEOBALD. PLEASE GO AHEAD SIR.

Malcolm Theobald - Schlumberger Ltd. - VP of IR

Thank you, Ken. Good morning and welcome to the Schlumberger Ltd. and Smith conference call. Joining me for today’s call are Andrew Gould, Schlumberger Chairman and Chief Executive Officer; John Yearwood, Chief Executive Officer of Smith International; Simon Ayat, Schlumberger Chief Financial Officer; and Jean-Francois Poupeau, President of Schlumberger Drilling and Measurements. After the opening comments from management, the call will be open for questions.

But first, I must discuss some administrative details. Some of the information discussed today will contain forward-looking statements within the meaning of the Federal Securities laws. The forward-looking statements discussed today include statements about the benefits of the transaction, whether and when the transactions will be consummated, the combined Company’s plans and other statements that are not historical facts.

These forward-looking statements are not guarantees of future events or performance and management cautions that any and all of these forward-looking statements may turn out to be incorrect. Forward-looking statements involve certain risks, uncertainties and assumptions that are difficult to predict or control. Please refer to the press release and our annual report on Form 10-K for additional information regarding forward-looking statements and some of the risks, uncertainties and assumptions associated with them.

Schlumberger and Smith will file materials related to the proposed transactions with the Securities and Exchange Commission including one or more registration statements that contain a proxy statement prospectus. Investors and security holders are urged to read those materials once they are available which can be obtained free from the SEC’s website, www.SEC.gov and from the Company’s websites.

Schlumberger, Smith, their directors, executive officers and certain members of management and their employees may be considered participants in the solicitation of proxies from their shareholders in connection with the proposed transaction. This will be described further in the proxy statement/prospectus when it is filed.

I will now turn the call over to Andrew.

Andrew Gould —Schlumberger Ltd.—Chairman and CEO

Ladies and gentlemen, good morning, good afternoon and thank you for joining us on this call. Before Simon takes you through the numbers, I’d like to take a few minutes to describe the business reasons behind the transaction and why we believe it is so compelling.

In September 2008 at our Houston investor conference, I made the case why increased drilling intensity would be a necessity to sustain and increase world oil and gas production. Drilling intensity as well as complexity will continue to increase in all parts of the exploration and production cycle whether it is in deepwater sub salt environments where drilling hazards and well costs are high or in the rapidly increasing horizontal rig count on land in the US drilling for shale gas.

Geo steered wells were the most complex geometries are a key tool in increasing recovery from many parts of the world’s aging production base as well as a new resource play such a shale gas. Extended reach drilling has allowed operators to reduce infrastructure costs and to minimize the environmental footprint of oil and gas production.

As a consequence of these developments, the engineering of wells has become a complex and critical task. Understanding what is technically possible and mitigating risk in advance of a drilling program can mean major cost savings and well performance improvement for our customers. Over the past 20 years, Schlumberger has built a leading position in the measurement and steering technologies that have made these complex well geometries possible.

The next step change in drilling performance and well productivity will come from combining that capability with the integrated engineering and design of complete bottom hole assemblies and its various parts including the drill bit and drilling fluid to optimize its interaction with the environment in which it operates.

This merger is a very exciting move for Schlumberger because it brings a set of products and services in which we are not active but when integrated will provide the opportunity to take a further step towards developing the drilling technology that our customers will want in order to meet the challenges of tomorrow. The benefits lie in a number of areas that we believe with Smith we can improve and market effectively.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

And just as exciting, if not more so, this transaction will enable us to offer new services that will make the drilling process more efficient across a wide range of environments. The interaction of the bit and fluid engineering in conjunction with the design of the complete drilling assembly will provide much more reliable and predictable drilling performance. This will allow drilling assemblies to be optimized for each well while minimizing the impact of downhole shock and vibration.

With this transaction, considerable technical advances will soon be ready to be brought to the field.

As you know, the goal of Schlumberger has always been to be the leading provider of oilfield services segments in which it participates through pioneering technology, innovation and superior service delivery. The benefits the customers of this transaction lie in a number of areas.

First, we expect the next major change in performance to be achieved by integrating the engineering and design of a complete bottom hole assembly to provide increased interoperability and greater efficiency. This requires improved understanding of how the various subcomponents interact and in particular how directional drilling, measurement while drilling and logging while drilling tools interact with drill bits and other downhole tools. We believe that a combination of Schlumberger’s leadership in these areas with Smith’s expertise in drill bits and drilling tools provides the basis for designing systems that customers will want for improved drilling performance, efficiency and control.

Secondly, another element in the drilling performance lies in the engineering of the drilling fluid. Engineer as part of a system, drilling fluids fulfill vital tasks that engineering isolation may contain a component lifetime and result in premise year failures and even stock pipe. We expect that the combination of downhole measurements with MI SWACO coal, drilling fluid engineering will therefore enable better understanding and management of bore hole hydraulics to further improve performance and reduce risk.

The same can be said of well productivity optimization. Through the application of Smith’s completion fluid engineering capabilities complemented by Schlumberger’s completion designs, we will be better able to match the mechanical, chemical and hydraulic elements of the producing well to ensure maximum productivity in reservoir recovery.

Smith will also complement the current Schlumberger Completion’s portfolio with liner hanger products, packers and other completion elements which as I have frequently mentioned have long been a standing objective of ours. The effect of this will not only enable us to meet requests from customers who want broader completion solutions, but also to accelerate our organic growth strategy.

Thirdly, we see a real opportunity in the Smith distribution business. We believe that as a combined company, Wilson can realize its full potential through global expansion opportunities that we can provide whilst improving our own internal supply-chain services.

Finally, Smith provides us with new opportunities through new product development programs that will be enabled by Smith assets such as the high-performance drilling motor components and turbines, drill bits, reamers, accurate modeling and monitoring software and one trip mill and drill systems. Additional product development opportunities include drilling fluid design improvements focused on extending the life of elastomers and rotating fields as well as fluid designs to further improve well bore stability and consequent reduction of equipment lost in hole.

We are paying a significant premium for this transaction and it is our belief that it is well justified due to the expected upside that will result in the significant synergies this combination will bring. We strongly believe that the pull through potential for other services means the numbers we have given you for the first two years following the closing of the transaction will grow substantially.

The companies are complementary in operations, in product development and expertise, which brings opportunities that will enable us to meet more effectively the drilling and workover challenges that our industry and our customers are facing. The transaction will provide impetus to develop the services and products our customers are looking for as well as enabling us to enhance our overall breadth and competitiveness.

Our entire management team is looking forward to welcoming the Smith employees to Schlumberger. I will now hand the call over to John.

John Yearwood - Smith International, Inc. - CEO

Thank you, Andrew, and hello, everyone. From the perspective of a Smith employee and shareholder, I am confident that this transaction is an excellent opportunity for all stakeholders. As employees, we will have access to products, services and technologies complementary to our own that will enable us to her serve our customers as never before.

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Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

In addition, we will benefit from a much broader range of employment and career-enhancing opportunities. The fact that there is virtually no product or service overlap between the two companies and the clear technological and operational strength that comes with the Smith portfolio means that there is no redundancy as a result of this combination. These two businesses are complementary in nature and as such, the combination will be beneficial to our customers.

As stockholders, an all equity transaction provides us an exceptional opportunity. There remains significant opportunities for growth that will be facilitated by the large global footprint of Schlumberger and the very complementary drilling related technologies provided by both organizations. Also, cooperative R&D spend and shared infrastructure can result in significant cost savings as a single enterprise.

Lastly, we as stockholders will benefit from an expanded and more balanced source of revenues from both a geographic and a product or service line perspective. We also stand to benefit from the value creation provided by the combination, retain upside associated with increased industry activity while receiving a high quality, very liquid form of currency in a transaction that is intended to be tax-free for US Federal income tax purposes.

During my tenure as CEO of Smith, we endured an historic industry downturn and came through it in a focused and refocused invigorated Company with a clear set of growth objectives. I have the utmost respect for and all of the credit goes to all the members of the Smith family and their commitment to our customer success. It has been and continues to be my distinct pleasure to work around and alongside Smith employees for more than 10 years.

We look forward to bringing the Smith enthusiasm and entrepreneurial culture to Schlumberger which will result in a more prosperous future for us all, stockholder and employee alike.

I will now pass the call over to Simon.

Simon Ayat - Schlumberger Ltd. - CFO

Thank you, John. Schlumberger and Smith have entered into a merger agreement in an all share deal. The transaction is intended to be a tax-free change of shares. The Smith stockholders will receive 0.6966 shares of Schlumberger Ltd. in exchange for each share of Smith International stock.

Upon closing and reflecting the issuance of approximately 175.8 million in new share — Schlumberger shares, Smith shareholders will collectively own approximately 12.8% of Schlumberger’s outstanding shares. The value of the transaction is $12.4 billion based on the closing stock price on February 19, 2010 and includes net debt of $1.2 billion.

I will now cover key elements of the transaction. Synergies. I would like to comment briefly on the synergies we referred in our press release. We have been considering this merger for quite some time and have done a substantial amount of work from the bottom up on the synergies in this transaction. We have a high degree of confidence in the estimates we have made.

We expect the transaction to close in the latter half of 2010. Therefore, 2011 is the first year we expect to extract meaningful benefits. We estimate pretax synergies to be approximately $160 million in 2011 and $320 million in 2012. These numbers are net of integration costs and consist primarily of costs as opposed to revenue synergies in these first couple of years post transaction.

The revenue synergies from the transaction however are significant and are expected to grow considerably in the future years. Andrew has commented on many of the specific areas of revenue growth which we are very excited about and JF. will further expand upon those in a moment.

Accretion. As a result of these synergies and based on consensus estimates for both companies, we expect the transaction to be accretive on an EPS basis in 2012. This obviously includes certain estimates and assumptions regarding the purchase accounting which can only be finalized upon the closing of the transaction. Based on these assumptions, we have estimated the incremental after-tax depreciation and amortization as a result of fair value adjustment to the net assets of Smith including their debt to be approximately $0.06 per share.

And now I turn over the call to JF.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Jean-Francois Poupeau - Schlumberger Ltd. - President, Drilling and Measurements

Thank you, Simon. As president of drilling and measurements, I am particularly excited to welcome Smith’s employees, products and services into our drilling portfolio and would like to elaborate on Andrew’s initial comments on the rationale for the transaction.

The inclusion of Smith now enables Schlumberger to offer a fully integrated drilling service operation by housing drill bits, motors, turbines and drilling tools under one roof along with directional drilling, rotary steering systems, measurement while drilling and logging while drilling services.

The ability to improve drilling rates and downhole tool reliability through better design of the entire VHA and the drilling fluid is becoming increasingly important to respond to our customers’ demand for optimum technology, efficiency and reliability. Having both the leading bit and drilling fluid entity in-house promises to enhance the quality of our directional drilling, measurement while drilling and logging while drilling businesses while Smith’s proprietary ideas and i-Drill modeling programs will also be valuable tools for our drilling, engineering and operations support centers who use both in the planning and execution phases of the drilling program. This is true for both drilling and measurement’s traditional services and Schlumberger’s integrated project management while construction offering.

We are also excited about the future product development opportunities that will result from the integration of and Smith’s expertise in bit design and manufacturing. By adding Smith’s drilling products such as reamers, [coil] openers, jars and other drilling tools, the combination will enable Schlumberger to respond to customers that desire a tailored, [auto-hole] assembly architecture that optimizes reliability, intra-tool operability, communications and measurements while lowering the cost of service delivery.

Likewise, Smith’s Dyna-Drill and Smith’s [narrow port] technologies will allow us to ensure the integrated engineering of these components in the BHA. In the longer term, we see significant opportunities for product development in the area of next-generation steerable systems, wire drill pipe services and high temperature applications with these businesses.

Similarly, our customers are seeking ways to better control bottom hole pressures during the drilling process to reduce drilling risks and improve performance. Smith’s head balance managed pressure-drilling services coupled with MIs SWACO’s drilling fluids and Smith’s rotary control devices will be valuable components that will allow us to provide a comprehensive service offering.

Smith’s PathFinder, directional drilling, measurement while drilling and logging while drilling services are complementary to the drilling and measurements businesses as they address different customer needs. PathFinder will remain as a separate entity within drilling and measurements and will provide midtier directional drilling, measurement while drilling and logging while drilling initially offering services primarily focused on US land and the Gulf of Mexico shelf operations.

Similarly, the high temperature capabilities of PathFinder, MWD and LWD services will add significant value to our customers and Schlumberger’s marketing strengths will help to accelerate the availability of these services.

The combination of Smith’s fishing and casing exiting services to the Schlumberger portfolio will enable us to market a more complete offering for the drilling of reentry wells. This will include Schlumberger’s slim and ultra slim drilling systems as well as multilateral reservoir drainage technologies. Beginning with the pooling of the completion, followed by milling and sidetracking from the casing, the addition of Smith Services will enable multi-scaled wellside personnel to efficiently place the new well bore in the optimum reservoir zone for increased production and recovery.

In summary, this transaction offers the prospect of a comprehensive drilling services group that will manage the development of next-generation drilling systems. This way, each element will inter-operate optimally and be better designed to deal with the varying downhole physical challenges while improving the design and control of the rheology and hydraulics of the drilling fluid.

We believe our customers will see these as key technology requirements, particularly in light of the increased focus on more complex formations and challenging drilling environments.

Thank you very much. We will now hand the call back to Kent.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

QUESTION AND ANSWER

Operator

Great, thank you very much. (Operator Instructions). Kurt Hallead, RBC Capital Markets.

Kurt Hallead - RBC Capital Markets—Analyst

Good morning. Let me be the first of many to congratulate both parties on this transaction. And I am sure Andrew, it will play out in the context on what you said with more upside on the synergy front.

The question I would have is — or surprising to me was your comment there Andrew about the value that you see in distribution and what that may bring into Schlumberger. I guess in that context, it’s somewhat of a hidden gem to some of us on the outside. So I wonder if you can expand upon the opportunities that you see in the supply chain management side and maybe touch on some other hidden gems beyond the ones that you’ve reference whether it be in completion or other product areas that you see in the value of bringing Smith here.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I think the — now our Geo market organization is mature, we are starting to address all the questions around reducing the cost of running our underlying business. We never did in a systematic way before. And probably the biggest single opportunity that we have is in the supply chain. We spend something like $10 billion a year in a more or less organized manner. We are getting much more organized than we used to be but I still don’t consider that we are best in class.

And for the moment, we see Wilson as a tool to teach us how to do that because obviously their strengths are in distribution and inventory management which means they have to be strong in purchasing. And so we think that this is a distinct advantage to us in our position in North America and selectively we will test how that works overseas.

And I think that we — I’d like to leave that one there for a moment if you like, Kurt.

Now if you asked me what are they hidden gems here, I’m not going to tell you all of them because I don’t like talking about our competitive situation on conference calls as you well know. But I will tell you a few things that I think — make me feel that the timing of this is absolutely perfect from our standpoint.

The first is when I said the drilling intensity will have to increase in 2008, we have done that on the basis of a lot of studies we have done of various countries and the maturity of their production profile our drilling intensity had to increase to maintain that. Since then, there are two obvious opportunities that have added themselves to that in terms of the need to drill.

One is the technical cost one which is the incredible complexity of drilling in deep water. And the second is obviously the opportunity that over the next 20 or 30 years, drilling is going to provide in shale gas because I think that we are if you like at a very early stage of understanding how shale gas is going to be produced and while tracking will always be a key element in the production of shale gas, as we get better at identifying the sweet spots in shale reservoirs, drilling will systematically become more important. And therefore, when I said in 2008 I felt that more wells will be drilled, I am much more convinced now that that is going to be true than I was two years ago. So just first thing, people are going to drill a lot more.

The second thing is that technology has a habit of leapfrogging. And technology — one technology gets ahead of the other then the other has to catch up. So if you take the case of horizontal drilling, initially horizontal drilling was geometric, it was blind and one always has to remember that the first horizontal well that was drilled was a dry well because they didn’t get it in the right place. And over the last 15 years, we have gradually shifted from drilling purely geometrically and blind to drilling geologically and in function of the formation.

And as you have noticed, Schlumberger’s capacity in recent years to introduce tools that can reach deeper and deeper or further and further away from the actual drill stream has increased dramatically. That is one end of the scale. And at the other end of the scale, our capacity to create dogleg with rotary steerable systems has also increased absolutely dramatically.

To the point that, with our PD-15, which you showed me in the last analyst show, we can not get other parts of the drill stream from our suppliers that can match the dogleg capability of a PD-15. So this is a very simple example of how the system is becoming integrated.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Now, why don’t I describe the geological theme? Because the geological theme means that as we follow the formation, the drill stream gets subjected to more and more [tortuosity], difficult changes of direction, difficult changes in pressure than has ever been the case before which means again that it’s going to have to be integrated.

So if you like, I think that for the first time in a long time, the measurement technology is slightly ahead of the drilling technology. And these people who are going to succeed in making the step forward in drilling are the people who are going to be able to integrate the bottom hole assembly, instrument it and make it act in conjunction with the geological measurements that we are making. That’s the second reason I feel really great about this.

And the other thing is that price is always a matter of timing. And I will not disguise the fact that meeting (inaudible) in hotel rooms and stuff has been going on for a long, long time. We have never up until now reached a point where we felt that the price that Smith wanted was something that we could afford. But in function with the timing, the point in the cycle in function with the timing and the point of the technology and in function of where Smith’s value is today, the timing came right for everybody.

So I think that those are the three reasons — the point in the cycle, the technology and the timing that I feel really comfortable doing the deal now.

Kurt Hallead - RBC Capital Markets - Analyst

Okay. And I may, if I may then on the follow up, you were very emphatic about there being upside to obviously the benefit from a numbers standpoint as was Simon going forward. Given that conviction and emphatic nature of that, was just curious as to whether or not you’d be willing to entertain us with some incremental upside that you see coming? And if not then, I guess you want to hold some things in reserve. Just trying to get a sense as to why you’d want to maybe not share a little bit of that upside with us.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Because we are always conservative in what we tell you and because we need to get the deal done to implement a lot of it. So I would rather be conservative and if somebody asks Simon how he calculated the synergies, he would explain that to you. But we will undoubtedly aim to do hopefully much better than we are telling you but that will be a little bit in function with the timing.

Kurt Hallead - RBC Capital Markets - Analyst

Okay.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Timing of closure of the deal.

Kurt Hallead - RBC Capital Markets - Analyst

Great, thank you very much. Congratulations.

Operator

Dan Pickering, Tudor, Pickering & Holt.

Joe Hill - Pickering Energy Partners - Analyst

Good morning, this is actually Joe Hill. Dan had to run and catch a plane. Andrew, would you have done more cash in this transaction if you could have? And if so, what are the prospects for a share repurchase post-consummation?

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I think that we felt that we needed to present the Smith shareholders with a simple decision and the way to do that was to go 100% cash. I think that it is a little bit part of the time — a sign of the times that people do not want to give away upside for cash in this market. So I think that — and in answer of your other question, yes, we restarted the stock purchases in Q4 and we will tactically be aggressive in the coming months.

Joe Hill - Pickering Energy Partners - Analyst

Okay.

Simon Ayat - Schlumberger Ltd. - CFO

Andrew meant 100% stock.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Yes, sorry.

Joe Hill - Pickering Energy Partners - Analyst

Okay. And if by chance the regulators require the divestiture of the PathFinder, coil and wireline, is this deal still a go?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Yes.

Joe Hill - Pickering Energy Partners - Analyst

Okay. And finally quickly, how much revenue in bits could you bring back in-house from ReedHycalog with Smith?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I don’t have the number at the top of my head but it’s a substantial number, Joe.

Joe Hill - Pickering Energy Partners - Analyst

Okay. Thank you very much, Andrew.

Operator

Bill Herbert, Simmons & Co.

Bill Herbert - Simmons & Co. - Analyst

Thanks, good morning. I guess Andrew you offered Simon to sort of provide us with a composition of the pretax synergies, mostly of which are costs. Simon, could you go through those please?

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Simon Ayat - Schlumberger Ltd. - CFO

Sure. It comes as no surprise that we’ve been looking at this transaction for a long time and we have done a lot of work to come up with the synergies. But for the time being, the synergies that we announced consist as I said mostly from cost elements, a bit from revenue. We have taken the cost on the overlap in the organization at the top level. As a matter of fact, we did not reflect a lot of the overlap in the field, the structure, because this will take cost and it will take so we have not really considered it for the time being but this is another opportunity where we will be able to generate more savings.

There’s a lot of overlap. We operate in many areas where we have our own structures, facilities and Smith has the same thing with support functions. So these will be —

Bill Herbert - Simmons & Co. - Analyst

Sorry?

Simon Ayat - Schlumberger Ltd. - CFO

Sorry, sorry. I thought the line went off. So we are sticking now for the 160 and the 320 that we have shown you and it is mostly cost. We have some revenue. The revenue is based on the average margin. So the explanation on the cost synergies today is basically corporate structures of the two companies between the Smith, the MI and the other areas that we have identified.

Bill Herbert - Simmons & Co. - Analyst

Okay. Great. Andrew, with respect to the rationale for the Smith acquisition, pretty plain and clear and lucid with regard to the imperative that you describe with regard to integrating bits and fluids with regard to the complete drilling solution. Geo market exposure, Smith has close to most in class North American exposure here of the diversified service companies, close to 50%. I think justifiably you had been waxing relatively cautious on the outlook for North America. Frame for us your thought process here with regard to crafting the acquisition premium which you put forth and the geographic exposure on the part of Smith.

Malcolm Theobald - Schlumberger Ltd. - VP of IR

Bill, we have a little bit of a technical difficulty so we are getting Andrew to log in.

Bill Herbert - Simmons & Co. - Analyst

Okay.

Operator

We do have his line dialing right back in so he should be back on with us in just a moment. And we do have Mr. Gould’s line back on with us at this time.

Malcolm Theobald - Schlumberger Ltd. - VP of IR

Okay Bill, why don’t you go ahead and repeat your question please.

Bill Herbert - Simmons & Co. - Analyst

Sure. Andrew, I think you’ve been very clear and lucid with regard to the imperative of integrating fluids and drill bits with regard to the complete drilling solution for clients going forward on the one hand. On the other hand, Smith is close to most in class North American exposure. You have been justifiably waxing pretty cautious on North America given the imbalances in the gas markets.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Frame for us if you will the acquisition premium on the one hand that you’ve proffer for Smith and then on the other hand threat and opportunity attendant to the North America markets.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I’m not quite sure what you want me to do with the premium, Bill.

Bill Herbert - Simmons & Co. - Analyst

Well, no, the thing is you have been — on the one hand, you’ve been —

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Oh, okay. All right, okay. So look, I can’t look at a transaction like this in the function of one or two years. There is I don’t think any doubt that long-term shale gas is going to be one of the big new energy sources both in the US and overseas. However, as I tried to point out in my little homily at the beginning, I don’t think that the actual optimum technology set for producing shale gas has yet been defined. At the moment, we are doing it by brute force and ignorance.

In other words, we drill horizontal wells, and then we frac them geometrically. And therefore, there is going to be a lot of progress. Now I would not be at all surprised to see that some of that progress means perhaps more drilling and less fracing.

And so Smith’s capacity to serve that market in North America is of great interest to me. It may not be the best financial return in the oilfield at this point in time but long-term, what we can learn in that market is extremely interesting.

Bill Herbert - Simmons & Co. - Analyst

Okay. And practically speaking, walk me through how we are going to navigate sort of, if you will, the servicing of US onshore clients with increasing technology content by keeping Anadrill or DNM separate from PathFinder. How is that going to operationally work?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Well, we think we can learn from PathFinder.

Bill Herbert - Simmons & Co. - Analyst

Okay, but —.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

We can learn — Anadrill or DNM has always been to an extent a high-end service company. They do have certain very specific technologies aimed at the US land market, for example, like PD-15. But actually, operating in US land, perhaps a lower overall cost base than Schlumberger is used to, is something that we hope to learn from PathFinder.

Bill Herbert - Simmons & Co. - Analyst

Okay. Fair point. Thank you very much.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Operator

Dan Boyd, Goldman Sachs.

Dan Boyd - Goldman Sachs - Analyst

Hi, thanks. Andrew, can you comment on the international expansion plans for Pathfinder, and are there any geo markets where that mid-tier technology makes the most sense where you might not have the complete product offering at the moment?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Yes, there are. I mean there are markets — it is very interesting that we may learn from PathFinder in US land, but in other low-cost markets we are learning from what we did in Russia. And what we’ve done in Russia is to a certain extent segregate the high tier from the low tier to address, for example, the Western Siberian market as opposed to the Eastern Siberian market.

So yes, we think that some of those lessons will spill over into other markets overseas.

Dan Boyd - Goldman Sachs - Analyst

But any specific countries? I know PathFinder was looking at four to six countries per year. Are there any that make sense where you accelerate that?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I’m not going to draw a roadmap for my friends, Dan.

Dan Boyd - Goldman Sachs - Analyst

Okay, thanks. I’ll leave it there.

Operator

(technical difficulty)

Geoff Kieburtz - Weeden & Co. - Analyst

Thanks, good morning or afternoon or wherever you happen to be.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I’m in Paris, Geoff, that’s why the telephone line when out.

Geoff Kieburtz - Weeden & Co. - Analyst

Okay. John and the Smith organization had made a fair point about their efforts and ideas and the other modeling initiatives that they’ve got going on that it was an open system and that whatever product was recommended was what they were going to suggest to the customer. As you visualize the combination here, are you going to preserve that ultimate system strategy?

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I think that we would preserve the open system and that if other people want to use it or buy the components, yes. But actually there’s a lot of other modeling which is proprietary to Schlumberger that we would not make open.

Geoff Kieburtz - Weeden & Co. - Analyst

Okay, but I guess what I was thinking about is in some cases as I understood it, Smith would recommend somebody else’s bit if it for instance and presumably in the combination somebody else’s MWD tool or other bottom hole assembly component. Is it your intent —?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I don’t know. I think John wants to say something.

John Yearwood - Smith International, Inc. - CEO

Well, Jeff, what we have been focusing on is aligning ourselves with the customers’ objectives. They are looking to have a continuous improvement in these development type drilling opportunities where you are drilling these longer and longer laterals and by — they want to reduce their finding and development costs, their overall drilling costs in a safe and acceptable manner.

So what we have been focusing on is what is the best BHA fluid system for that particular application in time. And what we are seeing, because of bits — there are different bits that are out there that work best with different combinations of assemblies, that yes, we will recommend what is the best approach. And I think it’s always important to keep that in mind that drilling is only as good as the last — the footage that you are making at any particular moment.

And because of the complexity that Andrew mentioned at the beginning, in optimizing these BHAs, I do believe that the best approach is always to be open as to whether or someone else’s particular bids or heavyweight collar or some other element is most appropriate for that application at that particular point in time.

Geoff Kieburtz - Weeden & Co. - Analyst

And that strategy will be preserved in the combination?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Yes, I don’t think — I think we would be stupid not to preserve that strategy. As John said, if a particular tool is particularly appropriate at some point in time. And by the way, that is no different than logging or drilling or wireline or anything else. If a customer requires a particular service that we don’t have, we will subcontract it from other companies.

Geoff Kieburtz - Weeden & Co. - Analyst

Okay. And a couple of times this morning you mentioned that you’ve been talking for a long time. I know we will learn more about how long a long time is but it sounds like these conversations preceded the WH acquisition at Smith. Can you describe to us how those conversations changed once Smith had acquired WH?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I don’t think so. I don’t think it’s very interesting, Geoff. All I’m saying is we’ve been talking with Doug and Loren Carol and then Doug and John for a long time.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Geoff Kieburtz - Weeden & Co. - Analyst

Okay.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I don’t think it’s interesting to analyze how we reacted or they reacted after the purchase of a WH.

Geoff Kieburtz - Weeden & Co. - Analyst

Thanks very much.

Operator

Brad Handler, Credit Suisse.

Brad Handler - Credit Suisse - Analyst

Thanks. I guess I think Joe kind of addressed an antitrust question but perhaps I could ask you to come back to it a little bit. There are some categories which seemed like they are exposed to antitrust, a good antitrust look, including the directional business in LWD, coiled tubing potentially and then I guess perhaps on the wireline side, the cased hole wireline side.

Can you tell — what can you tell us about those specific areas and how you hope to navigate your way through those and try to keep them or your (multiple speakers)?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Well we don’t think any — I can’t predict what may happen in the antitrust examination. But we don’t think any of those shares would cause any significant change in the competitive landscape. And as to how it’s governed in the agreement, I suggest you wait till we file our 8-K after the call. And you can take a look at the provisions there.

Brad Handler - Credit Suisse - Analyst

Okay. Fair enough. Switching gears in an unrelated follow-up then please, as it relates to MI, can you tell us a little bit about that? I guess you didn’t call it out as being managed separately. So can we assume that that gets — the intention is to put that into the Geo market structure and break that down formally?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

No, I think that we have learned over the last 10 years that certain products are not suitable to the Geo market structure. So if you look at our Geo market today for example, artificial lift and completions use the Geo market infrastructure, that is to say the support structure, but in terms of their commercial offering, how they do their bidding and pricing, they are done as a segment and not through the Geo market. Because we found that when you put them into a Geo market because a lot of it is manufactured or it’s chemicals or it’s stuff that is essentially procured, any particular Geo market has no sensitivity as to what the overall market is.

So in those cases, and I suspect very much it will be exactly the same for MI, we use the Geo market to provide a low-cost support structure for all the support services that any product line needs. But the commercial offering and the control over their tendering is held by the particular business segment.

Brad Handler - Credit Suisse - Analyst

Okay, thanks.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Operator

Alan Laws, BMO Capital Markets.

Alan Laws - BMO Capital Markets - Analyst

Good morning. Quick question, it’s actually a follow up. Sorry to come back to the synergies again but you mentioned that a lot of this was in corporate structure so I assume that’s mostly G&A. But one thing that stands out to us is this tax rate arbitrage here. Yours is a much lower tax rate than where Smith is. I wonder is there anything there that helps on the synergy side?

Simon Ayat - Schlumberger Ltd. - CFO

I’ll take this, yes. So in the numbers we announced to you, this reflect the structure of the transaction which is Smith is a US company and it is being merged with a US entity in Schlumberger and the numbers that we reflected to you that anything that comes from savings from Smith were basically a US tax rate.

The combination or amalgamation of the tax will eventually help in the future but this is something that needs a structure and — but it does not envision in these numbers that we announced. So what you heard today does not reflect a lower tax rate but it is a US tax rate. Except for revenue generated from Schlumberger due to the combination that could be subject to the US — to the Schlumberger rate of tax.

Alan Laws - BMO Capital Markets - Analyst

Perfect, that’s very, very clear, thank you very much. I won’t use a follow up, but thanks again. Nice transaction.

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Thank you.

Operator

Bill Sanchez, Howard Weil.

Bill Sanchez - Howard Weil - Analyst

Good morning. My question answers two parts. One, again, I guess back on the cost synergies. When we look at just Smith’s G&A line, it is substantial here yet we have outlined only $160 million of cost savings in the first year. So I am assuming I guess there is a lot of G&A related to MI. That’s why that number perhaps is not bigger number one.

And I guess number two, why such a big jump up from 2011 to 2012? And you’ve got a doubling here of the cost savings. Why is it taking I guess that long to realize $320 million?

Simon Ayat - Schlumberger Ltd. - CFO

Okay. You are absolutely right. In Smith today, you have — because it is a joint venture of MI, there is a bit of a duplication in their corporate structure. Once the merger takes place, that need will be eliminated and we will have additional savings coming from eliminating the duplication in this structure within Smith itself and with Schlumberger. So a big part of the synergies coming from eliminating the overhead, the G&A.

Now why it’s taking us time, because we believe that this has to be done gradually. We have to preserve the added value of all of these support structure within Smith and there are systems that you have to phase out over time to generate the savings. We believe that the first year will be a

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement transition year until we get those savings. As a matter of fact, beyond the 2012, obviously, we have further savings to generate even from these areas, which we have not discussed on this call.

Bill Sanchez - Howard Weil - Analyst

Okay. That’s it for me. Thank you.

Operator

Jim Crandall, Barclays.

Jim Crandell - Barclays Capital - Analyst

Good morning. Andrew, I had the sense in the past that you would have loved to own Smith’s bit company but owning 100% of MI was really not essential and that you could access the technology given that fluids was pretty far down on the technology curve — that it wasn’t of great interest for you to own 100% of MI. Can you comment on that?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

So I have had an internal debate with myself since I was president of the Sedco Forex about the value of drilling fluids. And at Sedco Forex, we actually created a system called mud stroke to try and check on whether or not the fluids companies were ripping us off — excuse my French — when they charged us for product.

But what has changed since then in the fluids world is in fact the well profile. So I’m going to do this by anecdote. When Aramco, Saudi Aramco bid the [Manifah] contract, we each had a test well. The test well was really tough. We had to go through some really tough cat rocks and shale, deviated horizontal at 28,000 feet. And my competitors were less successful than we were in drilling this well and actually we brought a big team of drilling engineers in from Sakhalin. And I went to the team one day and I said why are you succeeding where Brand X is failing? And they said it’s the mud.

As wells get longer, as wells get more critical, the capacity to properly lubricate the drills string at these vast distances from the rig itself is becoming a highly specialized engineering skill.

So I think that the older reputation of mud and perhaps we should stop calling it mud and just call it drilling fluids has changed, in my opinion, is changing.

Jim Crandell - Barclays Capital - Analyst

Okay. A second question for John. John, given that you were obviously in discussions at the time you did the equity offering, why proceed with such a large equity offering given that you were theoretically in serious discussions with Schlumberger at the time?

John Yearwood - Smith International, Inc. - CEO

Well, Andrew mentioned that there had been discussions on and off for a long period of time. But back then, these things — discussions were on—they were off on and off. At that time, no, we were not actively engaged in any discussions and we had identified some key acquisition opportunities that we wanted to make happen and we have. We have closed on a number of those that we had identified, six to seven of them that we haven’t closed on all. We are still on due diligence on a couple. And I am expecting that the sooner the due diligence goes fine, we will spend around $400 million in acquisitions since the time of the equity offering.

So it was very appropriate for us to make those acquisitions because they were perfectly in line with our growth strategies.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Jim Crandell - Barclays Capital - Analyst

I’d presumed that you are in discussions with Schlumberger at the time that you did the offering. But given that you were not, I understand. Okay, that does it for me, thanks.

Operator

Robin Shoemaker, Citi.

Robin Shoemaker - Citigroup - Analyst

Thank you. Andrew, I was assuming that part of this strategy had to do with IPM work and enhancing your capabilities in that area. Can you address that topic?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

I would say that IPM has given us the visibility on the value of proper drilling engineering that we probably would not have had if we had just been a supplier of goods and services to the drilling departments of oil companies. So I would say the long-term influence of IPM on this transaction is the fact that Schlumberger through IPM has obtained over the last 15 years a much greater understanding of what drilling engineering is really all about. And as Schlumberger is a technology company at the same time, it has spread that back into its R&D plans.

So I would say the influence of IPM on the transaction is of course commercial because we use a lot of products from Smith and some of their competitors. But is also that it gave us a view of what needed to go into drilling engineering that we would not have had had we just been a supplier of goods and services to oil companies.

Robin Shoemaker - Citigroup - Analyst

Okay. And just a similar question about the North America market. There is some competitors that believe that the bundling of bits, motors, fluids, pressure pumping services in the shale plays is an appealing concept for the E&P customer base. And I wonder if that is some of your thinking that’s going into this acquisition?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

There is nothing new in bundling. There is absolutely nothing new. It has been going on forever. I am sort of surprised that people are talking about it now because customers have procurement departments like everybody else right? And their objective is if they can increase the size of the spend that they make you look at when you bid, they will make you bundle. But I don’t think there’s anything new about it frankly.

Robin Shoemaker - Citigroup - Analyst

Okay, thank you.

Operator

Mike Urban, Deutsche Bank.

Mike Urban - Deutsche Bank - Analyst

Thanks, good morning. Wanted to return to Wilson for a second. It sounds like more of the initial opportunity at least is internally and managing your supply chain. I was wondering if you could expand a little bit on the international opportunities and where that might make sense given that some of those locations are a little bit more remote, supply chains are stretched. It’s a relatively low margin business (multiple speakers).

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Supply chains are stretched but if I look at the business now compared to even 10 years ago, there are places in the world where you can manage supply chain much more intelligently. For example, the Gulf Cooperation Council in the Arabian Gulf means that the free movement of goods between the Gulf countries is totally different now from what it was 10 years ago. So warehousing for example in [Jebalali] and Dubai or something makes a hell of a lot more sense than it did 10 years ago.

And the reason it didn’t make sense 10 years ago was because of customs and transportation times. Whereas as frontiers open hopefully, the notion that you can guarantee delivery in a much shorter period of time means that local — some measure of local warehousing is becoming much more realistic.

Mike Urban - Deutsche Bank - Analyst

Okay, great, that’s helpful. And unrelated follow-up, you spent a lot of time talking about the benefits of integrating along the drill string, bringing fluids and bits and some of the other tools into the mix. Does that perhaps bring you closer or push you across the finish line in terms of real-time seismic at the bed or close to real time? Or is that part of what you are trying to do?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

Seismic — seismic — seismic while drilling in deepwater is — this doesn’t really help that much because we know how to do that. The issue in seismic while drilling is the processing time it takes to re-migrate the seismic cube because until we’ve introduced our product, basically you are looking at three months. And no driller can work in a timeframe of three months.

So we’ve got it to now to something like 48 hours and if it’s a really critical well with really tough difficult horizons, then you can say to the driller slow down for 48 hours and we are going to re-migrate and come up with a new well plan.

I would say we still need to get it lower than that but this transaction in itself really doesn’t do a great deal for help except if you are going to slow down for 20 — 48 hrs, it may well influence the drilling fluids program that you use during that period of time.

Mike Urban - Deutsche Bank - Analyst

Okay, that’s very helpful. Thank you.

Operator

Pierre Conner, Capital One.

Pierre Conner - Capital One - Analyst

Good morning everyone. Andrew, you mentioned the future of shale gas development with a move towards potentially more drilling, less fracturing if I understood that correctly. I wanted to ask you do you see that as a cost savings in order to access more of the reservoir or is this some protection against potential fracing regulations that might occur?

Andrew Gould - Schlumberger Ltd. - Chairman and CEO

No, this is purely — you see today, most of the fracs that are been done are purely geometric. They are doing these stage fracs but if you look at our collection of production [loads], you’d be amazed how few of the perforations actually produce any gas.

So as people get better at identifying where the sweet spots really are, they will selectively frac instead of geometrically fracing which will actually lower the cost of — I think lower the cost of producing shale gas and obviously the wells will be much more targeted if we know how to find the sweet spots.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

I don’t think in my mind it has anything to do with the potential legislation or control or whatever it’s going to be over frac bids.

Pierre Conner - Capital One - Analyst

Okay. Thanks. And my unrelated follow-up, just to be clear, you mentioned the potential of Wilson giving you some heads up in you are supply chain. And the synergies that you’ve spoken of so far, Simon, don’t include any potential improvement in supply chain. Is that correct?

Simon Ayat - Schlumberger Ltd. - CFO

It does include, not because of Wilson, but it does include some saving due to the purchasing power of the combined company. But it is not that meaningful. Wilson impact we will have to measure as and when we go into it. But it could be substantial as well.

Pierre Conner - Capital One - Analyst

Okay. Good, and congratulations and thanks gentlemen.

Malcolm Theobald - Schlumberger Ltd. - VP of IR

Okay, now on behalf of the Schlumberger and Smith management teams, I would like to thank you for participating in today’s call and Kent will now provide the closing comments.

Operator

Great, thank you. And ladies and gentlemen, this conference will be available for replay starting today, Monday, February 22 at 9.30 a.m. Central time and it will be available through Monday, March 22 at Midnight Central US time. And you may access the AT&T executive playback service by dialing 1-800-475-6701 within the United States or Canada. Or from outside the United States or Canada, please dial 320-365-3844 and then enter the access code of 147360. Those numbers once again are 1-800-475-6701 within the US or Canada or 320-365-3844 from outside the US or Canada. And again, enter the access code of 147360.

And that doesn’t conclude our conference for today. Thanks for your participation and for using AT&T’s executive teleconference. You may now disconnect.

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FINAL TRANSCRIPT

Feb. 22. 2010 / 8:30AM ET, SLB - Schlumberger and Smith International Conference call to discuss Definitive Merger Agreement

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